Exhibit 10.3

AMALGAMATED FINANCIAL CORP. 2021 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: March 7, 2019 and February 4, 2021

APPROVED BY THE STOCKHOLDERS: April 30, 2019

EFFECTIVE DATE: March 1, 2021

1.    GENERAL.

(a)    Establishment and History of the Plan. Amalgamated Financial Corp. (the “Company”) hereby adopts and restates this Amalgamated Financial Corp. 2021 Equity Incentive Plan (the “Plan”), effective March 1, 2021 upon consummation of the reorganization of Amalgamated Bank (the “Bank”) into a bank holding company structure wherein the Bank is becoming a wholly-owned subsidiary of the Company (the “Reorganization”). The Plan was originally established by the Bank under the name Amalgamated Bank 2019 Equity Incentive Plan and became effective April 30, 2019 upon approval by the Bank’s stockholders (the “Original Plan”). As contemplated in Section 12 of the Original Plan, the Original Plan automatically transferred to the Company upon consummation of the Reorganization.

(b)    Purpose. The Plan, through the grant of Awards, is intended to help the Company and its Subsidiaries secure and retain the services of eligible Award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

(c)    Compliance with Applicable Laws. The Plan is subject to any applicable provisions of the New York Banking Law or the regulations of the New York State Banking Board, and any other applicable law or regulation.

(d)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(e)    Available Awards. The Plan provides for the grant of Restricted Stock Awards, and Restricted Stock Unit Awards.

(f)    Effective Date. The Plan will not become effective until the date that the Plan has been approved by the Board. The effectiveness of the Plan shall be subject to approval by the holders of a majority of the outstanding shares of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval shall be obtained in the manner and to the degree required under applicable laws. No Shares may be delivered to any Participant under the Plan unless and until such shareholder approval is obtained. If such shareholder approval is not obtained, all Awards made hereunder shall be null and void.

(g)    Duration. The Plan shall remain in effect until the earliest of (i) the date the Board terminates the Plan pursuant to Section 10, (ii) the Plan’s automatic termination as set forth in Section 10, or (iii) the date that all Shares authorized for issuance under the Plan shall have been purchased or granted according to the Plan’s provisions.

2.    ADMINISTRATION OF THE PLAN.

(a)    Administration by Committee. The Plan shall be administered by the Committee. Except to the extent that the full Board is serving as the Committee hereunder, the Committee shall be composed solely of three (3) or more Non-Employee Directors, in accordance with Rule 16b-3 and shall act only by a majority of its members then in office (provided that with respect to the grant of any Award to a Committee member, such member shall recuse himself or herself from any such vote).

(b)    Powers of Committee. Except for those powers expressly reserved for the Board in the Plan document, the Committee will have the power, subject to and within the limitations of the express provisions of the Plan:

(i)    To determine who will be granted Awards and the terms of such Awards (subject to the recusal obligations described in (a) above). The provisions of each Award need not be identical.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Committee, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one (1) or more Awards in accordance with the Plan, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Committee discretion; provided, however, that a Participant’s rights under any then-outstanding Award will not be materially impaired by any such amendment unless such Participant consents in writing. Notwithstanding the foregoing, (i) a Participant’s rights will not be deemed to have been materially impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (ii) subject to the limitations of applicable law, if any, the Committee may amend the terms of any Award without the affected Participant’s consent (1) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (2) to comply with applicable laws or listing requirements.

(vi)    To effect, with the consent of any adversely affected Participant and in accordance with the Plan, the cancellation of any outstanding Award and the grant in substitution therefor of a new Award and/or other valuable consideration determined by the Committee, in its sole discretion.

(vii)    Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and that are not in conflict with the provisions of the Plan or Awards.

(c)    Delegation to an Officer. The Committee may delegate to one or more Officers the authority to do one or both of the following with respect to Awards: (i) designate, to the extent permitted by applicable law, Employees who are not Officers to be recipients of Awards and the terms of such Awards, and (ii) determine the number of shares of Common Stock (if applicable) to be subject to such Awards granted to such Employees; provided, however, that the Committee approval of such delegation will specify the total number of shares of Common Stock and total dollar amount of cash that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee, unless otherwise provided in the resolutions approving the delegation authority.

(d)    Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Shares of Common Stock that may be issued pursuant to Awards will not exceed 1,250,000 Shares (the “Share Reserve”), plus the number of Shares that revert to the Plan as described in Section 3(b) below, as such Shares become available from time to time.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of Shares of Common Stock that may be issued pursuant to the Plan. As a single Share may be subject to grant more than once (e.g., if a Share subject to an Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Awards that can be granted. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) and other applicable law and rules, and such issuance will not reduce the number of Shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than Common Stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares of Common Stock that may be available for issuance under the Plan. If any Shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company or a Subsidiary’s assumption of the plan or arrangement of the acquired company or business. All Shares of Restricted Stock which vest, and all Shares issued in settlement of a Restricted Stock Unit, or withheld for payment of any tax imposed upon the settlement of the Award, shall reduce the total number of Shares available under the Plan and shall not again be available for the grant of any Award hereunder.

(c)    Limitation on Grants to Non-Employee Directors. The maximum number of Shares subject to Awards granted under this Plan or under any other equity plan maintained by the Company or any of its Subsidiaries during a single fiscal year to any Non-Employee Director (other than a director not on the Board at the time of the grant), taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed $500,000.00 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

(d)    Source of Shares. The stock issuable under the Plan will be Shares of authorized but unissued or reacquired Common Stock, including Shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY AND PARTICIPATION. Awards may be granted to Employees, Directors or Consultants.

5.    RESTRICTED STOCK AWARDS. Each Restricted Stock Award shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate. To the extent consistent with the Company’s bylaws, at the Committee’s election, Shares may be held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee. The terms and conditions of Award Agreements evidencing Restricted Stock Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. A Restricted Stock Award may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company or one or more of its Subsidiaries, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law.

(b)    Vesting. Shares awarded under the Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Committee; provided, however that no Restricted Stock Award shall vest prior to one (1) year after its date of grant except upon a Change in Control as described in Section 9(c) or, if specifically referenced in the Award Agreement, upon death or Disability. Vesting may occur in periodic installments that may or may not be equal and may be based on the satisfaction of Performance Measures or other criteria as the Committee may deem appropriate. The vesting provisions of individual Restricted Stock Awards may vary.

(c)    Separation from Service. Except as otherwise provided in the applicable Award Agreement or Section 9(c) below, if a Participant Separates from Service (other than for Cause), the Restricted Stock Award shall terminate immediately and the Participant shall forfeit the portion of the Shares held by the Participant that have not vested as of such date of Separation from Service. The portion of the Shares that have already vested as of such date of Separation from Service shall remain subject to any Company repurchase rights set forth in the applicable Award Agreement.

(d)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant Separates from Service for Cause or Cause is thereafter determined by the Committee to exist, the Restricted Stock Award will terminate immediately upon such Participant’s Separation from Service (or, if earlier, the Company’s or Subsidiary’s notice of such Separation from Service for Cause) and the Company shall have the right to repurchase any or all Shares that have already vested as of the date of such Separation from Service or notice thereof, as applicable, for the lesser of their Fair Market Value or $0.01 per Share, and if any such Shares have been transferred, sold or otherwise assigned by the Participant (or are otherwise not available for repurchase by the Company), the Participant will immediately repay the gross proceeds back to the Company.

(e)    Transferability. Rights to acquire Shares under a Restricted Stock Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Committee will determine in its sole discretion, so long as such Shares remain subject to the terms of the Award Agreement.

(f)    Dividends. Unless specifically provided in the applicable Award Agreement, the Participant shall have no rights to dividends on the portion of his/her Restricted Stock Award that have not yet vested as of the applicable record date. To the extent that the applicable Award Agreement provides for a right to dividends paid on Shares of restricted stock that have not yet vested, such dividends will be subject to the same vesting and forfeiture restrictions as apply to the Shares subject to the Restricted Stock Award to which they relate, and shall be paid to the Participant within thirty (30) days following the date the underlying Share vests in full. The Participant shall be entitled to interest or earnings on such dividends only to the extent specifically provided in the applicable Award Agreement.

6.    RSU AWARDS. Each RSU Award will be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee will deem appropriate. The terms and conditions of RSU Awards may change from time to time, and the terms and conditions of separate RSU Awards need not be identical. Each Award Agreement evidencing an RSU Award will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. At the time of grant of a RSU Award, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each Share subject to the RSU Award. The consideration to be paid (if any) by the Participant for each Share subject to a RSU Award may be paid in any form of legal consideration that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law.

(b)    Vesting. At the time of the grant of a RSU Award, the Committee may impose such restrictions on or conditions to the vesting of the RSU Award as it, in its sole discretion, deems appropriate. Vesting may occur in periodic installments that may or may not be equal and may be based on the satisfaction of Performance Measures or other criteria as the Committee may deem appropriate. The vesting provisions of individual RSU Awards may vary; provided, however that no Restricted Stock Award shall vest prior to one (1) year after its date of grant except upon a Change in Control as described in Section 9(c) or, if specifically referenced in the Award Agreement, upon death or Disability.

(c)    Separation from Service. Except as otherwise provided in the applicable Award Agreement or Section 9(c) below, if a Participant Separates from Service (other than for Cause), the RSU Award shall terminate immediately and the Participant shall forfeit any right to the RSU Award that has not yet vested as of such date of Separation from Service.

(d)    Separation from Service for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant Separates from Service for Cause or Cause is thereafter determined by the Committee to exist, the RSU Award will terminate immediately upon such Participant’s Separation from Service (or, if earlier, the Company’s or its Subsidiaries’ notice of such Separation from Service for Cause) and the Participant shall have no further rights with respect thereto. To the extent that any Shares have already been issued to the Participant pursuant to the RSU Award as of the date of such Separation from Service or notice thereof, as applicable, the Company shall have the right to repurchase any or all such Shares for the lesser of their Fair Market Value or $0.01 per Share, and if any such Shares have been transferred, sold or otherwise assigned by the Participant (or are otherwise not available for repurchase by the Company), the Participant will immediately repay the gross proceeds back to the Company.

(e)    Payment. An RSU Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the RSU Award Agreement. At the time of the grant of a RSU Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a RSU Award, and any dividend equivalents thereon, to a time after the vesting of such RSU Award; provided, that any such delay shall be structured in good faith to exempt such delayed payment from, or be compliant with, Code Section 409A.

(f)    Dividend Equivalents. Unless specifically provided in the applicable Award Agreement, the Participant shall have no rights to dividends unless and until Shares are issued to the Participant upon vesting of his/her RSU Award. To the extent that the applicable Award Agreement provides for a right to dividend equivalents credited in respect of Shares covered by the RSU Award, such dividend equivalents may be converted into additional Shares covered by the RSU Award, at the sole discretion of and in such manner as determined by the Committee. Any dividend equivalents on the RSU Award, and any additional Shares into which such dividend equivalents are converted pursuant to the foregoing sentence, will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate and any such cash dividend equivalents shall be paid to the Participant within thirty (30) days following the date the underlying Share vests in full. The Participant shall be entitled to interest or earnings on such dividend equivalents only to the extent specifically provided in the applicable Award Agreement.

(g)    Transferability. Rights to acquire Shares under the Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Committee will determine in its sole discretion, so long as such Shares remain subject to the terms of the Award Agreement.

7.    COVENANTS OF THE COMPANY.

(a)    Availability of Shares. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act of 1933, as amended, the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)    No Obligation to Notify or Minimize Taxes. Neither the Company nor its Subsidiaries will have the duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Award. Furthermore, neither the Company nor its Subsidiaries will have the duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor its Subsidiaries has the duty or obligation to minimize the tax consequences of an Award to the holder of such Award. Notwithstanding anything in this Plan or the applicable Award Agreement to the contrary, neither the Company, its Subsidiaries, nor any other person or entity guarantees, warrants or otherwise represents that an Award made under this Plan will produce any favorable or desired tax or other result; and any statement, inference or other communication to the contrary (under this Plan, the applicable Award Agreement or otherwise) is and shall be subject to the provisions and qualifications and disclaimer of this sentence. The Participant shall be solely and exclusively responsible for any and all such results.

8.    MISCELLANEOUS.

(a)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(b)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for the issuance of Shares under the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company (or its transfer agent).

(c)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed under the Plan or in connection with any Award granted pursuant to the Plan will confer upon any Participant any right to continue to serve the Company or a Subsidiary in the capacity in effect at the time the Award was granted or will affect the right of the Company or any of its Subsidiaries to terminate the employment of an Employee or the service of a Consultant or Director with or without notice and with or without cause.

(d)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and its Subsidiaries is reduced (for example, and without limitation, if the Participant is an Employee of the Company or any Subsidiary and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(e)    Investment Assurances. The Company may require a Participant, as a condition of acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters, to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)    Withholding Obligations. Except where otherwise approved by the Committee with respect to an Award, and unless the Participant elects to make a direct payment to the Company, the Company shall withhold Shares that would otherwise be acquired on vesting or settlement of an Award (valued at their Fair Market Value as of such withholding date) equal to the minimum statutory Federal, State and local taxes, domestic or foreign, required by law or regulation to be withheld in the applicable jurisdiction with respect to such taxable event under the Plan; provided that the Company may choose to allow the Participant to elect to have up to the maximum amount permitted by law or regulation withheld. Only whole Shares shall be withheld (rounded down so as not to exceed such limit). Any remaining amount determined by the Company to be due shall be withheld from other compensation due to the Participant by the Company or its Subsidiaries or by the Participant remitting payment to the Company of such amount. Regardless of whether the Company withholds with respect to any Award, or the method used, the Participant shall retain sole responsibility for all taxes due in connection with his or her Award.

(g)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly with the FDIC’s Securities Exchange Act Filings System (or any successor website thereto) or posted on the Company or its Subsidiaries’ intranet (or other shared electronic medium controlled by the Company or its Subsidiaries to which the Participant has access).

(h)    Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, (i) may determine that the delivery of Common Stock or the payment of cash, upon the vesting or settlement of all or a portion of any Award, may be deferred, (ii) may establish programs and procedures for deferral elections to be made by Participants, (iii) may make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s Separation from Service, and (iv) may implement such other terms and conditions that are consistent with the provisions of the Plan and in accordance with applicable law. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company or its Subsidiaries.

(i)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, compliant with Section 409A of the Code. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(j)    Clawback/Recovery. All Awards granted under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property, (i) as provided in the Company or applicable Subsidiary’s Policy on Sound Executive Compensation and any other compensation clawback or forfeiture policy implemented by the Company or applicable Subsidiary from time to time and applicable to all Officers of the Company or such Subsidiary on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (ii) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, New York Banking

Law, federal banking law or other applicable law, (iii) as provided in the applicable Award Agreement, (iv) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company or any of its Subsidiaries, or the Participant’s Separation from Service with the Company or any of its Subsidiaries is with the existence of Cause, and/or (v) in instances of regulatory or capital issues and bad risk behavior (i.e., significant negative individual actions such as violations of risk policies). No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust, as applicable: (i) the class(es) and maximum number of Shares subject to the Plan, (ii) the class(es) and maximum number of Shares that may be awarded to any person, and (iii) the class(es) and number of Shares and purchase price per Share subject to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number (rounding downward so that any fractional Shares are disregarded). The Board’s determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and any Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is still employed or in service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement. In the event of a Change in Control, notwithstanding any other provision of the Plan, the Committee will take either of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent bank) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and to assume any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to an Award, in which case if the Participant incurs a Qualifying Termination within one (1) year following such Change in Control, the Award will vest based on the Committee’s determination of actual performance measured, and Performance Measures adjusted, as of the most recently-completed fiscal quarter. If actual performance cannot be determined, prorated Awards will be paid based on target achievement of Performance Measures, subject to proration based on the number of whole months that the Participant worked during the Performance Period as a percentage of the total Performance Period; or.

(ii)    accelerate the time-based vesting, in whole or in part, of any Award to a date immediately prior to the effective time of such Change in Control, and provide for the vesting of performance-based award based on the Committee’s determination of actual performance measured, and Performance Measures adjusted, and/or prorated targets as of immediately prior to such Change in Control. If actual performance cannot be determined, prorated Awards will be paid based on target achievement of Performance Measures, subject to proration based on the number of whole months that the Participant worked during the Performance Period and prior to such Change in Control as a percentage of the total Performance Period.

The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award. References in this Section to “corporation” shall include any form of entity.

10.    AMENDMENT & TERMINATION OF THE PLAN.

The Board may waive, change or amend the Plan, at any time, in any respect the Board deems necessary or advisable, subject only to the limitations, if any, of applicable law; provided, however, that the approval of the holders of a majority of the Company’s outstanding capital stock shall be required for any amendment that would require an amendment of the Company’s organization certificate and to the extent required by any applicable law or listing requirement. Except as otherwise provided in the Plan or an Award Agreement or to the extent required by an applicable law or listing requirement, no amendment of the Plan will materially impair a Participant’s rights under a then-outstanding Award without the Participant’s written consent.

Unless earlier terminated by the Board, the Plan shall automatically terminate on, and no Awards may be granted ten (10) years after the effective date of the Original Plan (i.e. April 30, 2029); provided, however, no termination of the Plan, other than to the extent that the Board determines is necessary or advisable to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any Award previously granted under the Plan, without the written (or electronic) consent of the Participant holding such Award. No Awards may be granted under the Plan after the Plan is terminated.

11.    CHOICE OF LAW.

The law of the State of New York will govern all questions concerning the construction, validity and interpretation of this Plan and all payments hereunder, without regard to that state’s conflict of laws rules.

12.    SUCCESSORS.

All obligations of the Company and its Subsidiaries under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

13.    SEVERABILITY.

Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

14.    DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Award” means a grant of a Restricted Stock Award or RSU Award under the Plan.

(b)    “Award Agreement” means a written (or electronic) document setting forth the terms and provisions applicable to an Award granted to the Participant under the Plan, which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.

(c)    “Bank” means Amalgamated Bank, a wholly owned subsidiary of the Company and a New York state-chartered bank and trust company.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)    “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, unless otherwise provided in the applicable Award Agreement, means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or any Subsidiary or deliberate violation of a material Company or Subsidiary policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Subsidiary or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or a Subsidiary; or (iv) the Participant’s willful and material breach of any of his or her obligations under any written plan or covenant with the Company or any Subsidiary. The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, the Subsidiaries, and all other affected persons. The foregoing definition does not in any way limit the Company’s or any Subsidiary’s ability to terminate a Participant’s employment or service at any time, and the term “Company” will be interpreted herein to include any Subsidiary or successor thereto, if appropriate. Any determination by the Committee that the service of a Participant was terminated with or without Cause for the purposes of the Plan will have no effect upon any determination of the rights or obligations of the Company, any Subsidiary, or such Participant for any other purpose. For purposes of this definition, Cause shall not be considered to exist unless the Company or the applicable Subsidiary provides written notice to the Participant which indicates the specific Cause provision in this Plan relied upon, to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such Cause. The failure by the Company or such Subsidiary to set forth in such notice any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company or such Subsidiary hereunder or preclude the Company or such Subsidiary from asserting such fact or circumstance in enforcing the Company’s or such Subsidiary’s rights hereunder.

(g)    “Change in Control” means, unless otherwise defined in an Award Agreement, the occurrence of any one or more of the following events:

(i)    the consummation of a transaction, or a series of related transactions undertaken with a common purpose, in which any individual, entity or group (a “Person”), acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock; or

(ii)    a sale, lease, exchange or other transfer, in one transaction or a series of related transactions undertaken with a common purpose, of the Company’s assets having a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all of the assets of the Company. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Plan, a Change In Control will not include (1) a transaction in which the holders of the outstanding voting securities of the Company immediately prior to the transaction hold at least fifty percent (50%) of the outstanding voting securities of the successor Company immediately after the transaction; (2) any transaction or series of transactions approved by the Board principally for bona fide equity financing purposes in which cash is received by the Company or any successor thereto or indebtedness of the Company is cancelled or converted or a combination thereof; (3) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned Subsidiary; or (4) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction.

Notwithstanding the foregoing, a “Change in Control” will only be deemed to occur if the consummation of the corporate transaction meets the requirements of Reg. Section 1.409A-3(a)(5).

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder, as amended from time to time, or any successor legislation thereto.

(i)    “Committee” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 2 to administer the Plan. The full Board may choose to retain authority to act as the “Committee” with respect to certain awards made under the Plan or with respect to certain powers, in which case references herein to the Committee shall be deemed to refer to the full Board.

(j)    “Common Stock” means, as of the date of the initial public offering, the common stock of the Company, having one vote per share.

(k)    “Company” means Amalgamated Financial Corp., a public benefit corporation organized under the laws of the State of Delaware.

(l)    “Consultant” means an individual or entity providing services to the Company or a Subsidiary (not as an Employee) as described in Treas. Reg. §1.409A-1(f)(1) and which for any taxable year accounts for gross income from the performance of services under the cash receipts and disbursements method of accounting.

(m)    “Director” means a member of the Board.

(n)    “Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, unless otherwise provided in the applicable Award Agreement, means a condition under which a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company or any of its Subsidiaries. Disability will be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(o)    “Effective Date” means the date the Plan first becomes effective, as described in Section 1(e) above.

(p)    “Employee” means any person employed by the Company or any Subsidiary.

(q)    “Entity” means a corporation, partnership, limited liability bank or other entity.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Committee deems reliable.

(ii)    Unless otherwise provided by the Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Code. Such determination shall be made in consultation with such independent advisors and/or accountants as the Committee deems appropriate, and shall assume that the fair market value of the Company is equal to the value of the cash, stock, property or other consideration issued or received by the Company or its stockholders, as applicable, as part of a Change In Control; provided, however, that among the factors to be considered in determining such Fair Market Value shall be the market value of the shares of comparable financial institutions and the trend of the Company’s earnings; and provided further, however, that the Committee shall make those equitable adjustments to such value as it determines are necessary to reflect extraordinary circumstances or purchase price adjustments (such as a non-arms-length sale to an affiliated buyer, a pre-Change in Control distribution of assets to the Company’s stockholders, Company assets excluded from the sale, or allocation of closing costs). In the event that a portion of the purchase price is to be set aside in an escrow account, the Committee may (but is not required to) adjust the equity value downward to reflect the amount of such escrow funds that it reasonably anticipates will be applied to cover post-closing claims or otherwise will not be released to the Company or its stockholders. The Committee’s determination shall be binding and conclusive on the Participant, the Company, its stockholders, any Subsidiary, and each of their successors, heirs and assigns.

(t)    “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, unless otherwise provided in the applicable Award Agreement, means: (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the Participant’s authority, duty or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board; (iv) a material diminution in the budget over which the Participant retains authority; (v) a material change (by more than twenty (20) miles) in the location of the Participant’s principal worksite without the Participant’s consent; or (vi) any other action or inaction that constitutes a material breach by Company or the applicable Subsidiary of this Plan or other agreement pursuant to which the Participant provides services to the Company or such Subsidiary; provided that, the Company and the applicable Subsidiary shall have thirty (30) days after receipt of notice from the Participant in writing specifying the deficiency to cure the deficiency, to the extent curable, that would result in Good Reason; provided, further, that the Participant shall have ninety (90) days from the occurrence of the event that constitutes Good Reason to provide notice to the Company or the applicable Subsidiary that the Participant intends to resign for Good Reason. The failure by the Participant to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstance in enforcing the Participant’s rights hereunder.

(u)    (“Non-Employee Director” means a Director who both (i) is not a current Employee or Officer of the Company or one of its Subsidiaries, and does not receive compensation (either directly or indirectly) from the Company or one of its Subsidiaries for services rendered as a Consultant or in any capacity other than as a Director, and (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v)    “Officer” means a person who is an officer of the Company or one (1) or more of its Subsidiaries within the meaning of Section 16 of the Exchange Act.

(w)    “Own,” “Owned,” “Owner,” or “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(x)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(y)    “Performance Measure” means the performance goals selected for each Participant with respect to each Performance Period, the achievement of which shall determine the amount of the Participant’s Award for the Performance Period. The Performance Measures may include any of the criteria listed below: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures; or any other objective approved by the Committee, in its sole discretion.

The Performance Measures may be determined on a Company-wide basis, with respect to one or more business units, divisions, Subsidiaries, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee will appropriately make adjustments in the method of calculating the attainment of Performance Measures for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally-accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally-accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company-achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding Shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock-based compensation and the award of bonuses under the Company or any Subsidiary’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally-accepted accounting principles; (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally-accepted accounting principles; and (xii) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Committee retains the discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of Performance Measures and to define the manner of calculating the Performance Measures it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(z)    “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Measures will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(aa)    “Plan” means this Amalgamated Financial Corp. 2021 Equity Incentive Plan, as it may be amended from time to time.

(bb)    “Qualifying Termination” means the Company or any Subsidiary causes the Participant to incur a separation from Service (within the meaning of Code Section 409A) other than for Cause, death or Disability, or the Participant voluntarily separates from Service (within the meaning of Code Section 409A) for Good Reason.

(cc)    “Restricted Stock Award” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5.

(dd)    “RSU Award” means a right to receive Shares of Common Stock granted pursuant to the terms and conditions of Section 6.

(ee)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff)    “Separation from Service” means a “separation from service” as defined by Section 409A of the Code. By way of illustration, and without limiting the generality of the foregoing, the following principals shall apply:

(i)    The Participant shall not be considered to have separated from service so long as the Participant is on military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company or any Subsidiary under an applicable statute or by contract.

(ii)    Regardless of whether his or her employment has been formally terminated, the Participant will be considered to have Separated from Service as of the date it is reasonably anticipated by both parties that no further services will be performed by the Participant for the Company or any Subsidiary, or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period of employment if the Participant has been employed for less than thirty-six (36) months). For purposes of the preceding test, during any paid leave of absence the Participant shall be considered to have been performing services at the level commensurate with the amount of compensation received, and unpaid leaves of absence shall be disregarded.

(iii)    For purposes of determining whether the Participant has separated from service, all services provided for the Company or any Subsidiary, or for any other entity that is part of a controlled group that includes the Company as defined in Section 414(b) or (c) of the Code, shall be taken into account, whether provided as an employee or as a consultant or other independent contractor; provided that the Participant shall not be considered to have not separated from service solely by reason of service as a Non-Employee Director or any other such entity.

(gg)    “Share” or “Shares” means Shares of Common Stock of the Company.

(hh)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).